EXHIBIT 3.21

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION

                               OF

                FECHTOR, DETWILER, MITCHELL & CO.


     Fechtor, Detwiler, Mitchell & Co., a Delaware corporation, does hereby certify:

     First, that the Certificate of Incorporation of the Corporation shall be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

     "The name of the corporation is Detwiler, Mitchell & Co."

     Second, that Article IV of the Certificate of Incorporation shall be amended by inserting an additional paragraph as the first paragraph of said Article, as follows:

     "The shares of Common Stock outstanding on the Effective Date hereof shall be consolidated, combined and reconstituted to effect a one-for-four reverse stock split of such Common stock, such that each Common share outstanding on the Effective Date shall become one fourth of a reconstituted share of Common Stock, two shares of Common Stock outstanding on the Effective Date shall become one half of a reconstituted share of Common Stock and three shares of Common Stock outstanding on the Effective Date shall become three fourths of a reconstituted share of Common Stock. The "Effective Date" hereof shall be the day upon which a Certificate of Amendment of the Certificate of Incorporation of the Corporation setting forth this paragraph shall be filed with the Secretary of State of Delaware."

     Third, that said Amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and that this Certificate of Amendment shall be effective on its filing date.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by James K. Mitchell, Chief Executive
Officer and attested by Robert E. Jeffords, its Assistant
Secretary, this 26th day of March, 2001.


                               By:  /S/ James K. Mitchell
                                  ------------------------------------------
                                  James K. Mitchell, Chief Executive Officer


ATTEST:

By:  /S/ Robert E. Jeffords
    ----------------------------------------
     Robert E. Jeffords, Assistant Secretary